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                               EXHIBIT 11.1

              NATIONAL EDUCATION CORPORATION AND SUBSIDIARIES

                 CALCULATION OF PRIMARY EARNINGS PER SHARE
             (Amounts in thousands, except per share amounts)


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                                                                         Three Months Ended             Six Months Ended
                                                                              June 30,                       June 30,
                                                                       ______________________        _______________________
                                                                         1995         1994             1995          1994
                                                                       __________   _________        _________     _________
LOSS FROM CONTINUING OPERATIONS                                        $ (81,970)   $ (3,479)        $(90,478)     $(14,853)
                                                                       _________    ________         ________      ________

NET LOSS                                                               $ (81,970)   $((50,923)       $(90,478)     $(64,305)
                                                                       =========    ========         ========      ========
COMMON STOCK:

Shares outstanding from beginning of period                               29,578      29,506           29,578        29,405

Pro rata shares:
   Stock options exercised                                                   289          10              164            93

   Shares purchased for treasury, from date of purchase                       --          (8)              --            (6)

   Assumed exercise of stock options, using treasury
    stock method                                                             244         118              139           149
                                                                       _________    ________         ________      ________

   Weighted average number of shares outstanding                          30,111      29,626           29,881        29,641

LOSS PER SHARE FROM CONTINUING OPERATIONS                              $   (2.72)   $  (0.12)        $  (3.03)     $  (0.50)
                                                                       =========    ========         ========      ========

LOSS PER SHARE                                                         $   (2.72)   $  (0.12)        $  (3.03)     $  (2.17)
                                                                       =========    ========         ========      ========

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